Exhibit 99.2
Reconciliation of GAAP to Non-GAAP Financial Measures for the Quarter Ended June 30, 2005
The following tables present a pro forma version of our revenues, gross profit, net income and earnings per share (basic and diluted) to illustrate our results from operations excluding the recorded non-cash sales discount relating to the warrants held by Quest Diagnostics Incorporated. The tables present the most comparable GAAP measure to each non-GAAP measure, as well as the reconciliation to the corresponding GAAP measure. Our management believes that these non-GAAP financial measures provide a useful measure of our results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, our operations. We believe that these non-GAAP measures will allow investors to monitor our ongoing operating results and trends, gain a better understanding of our period-to-period performance, and gain a better understanding of our business and prospects for future performance. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.
Three months ended June 30, 2005

		Reconciliation:
		Add Back Non-Cash
	GAAP	Sales Discount	Non-GAAP
Revenues	$21,253	$481	$21,734
Gross profit	14,739	481	15,220
Net income	1,515	481	1,996
Earnings per share:
Basic		$481 to revenues
	$0.04	used in calculation	$0.05
Diluted		$481 to revenues
	$0.04	used in calculation	$0.05

Three months ended June 30, 2004

		Reconciliation:
		Add Back Non-Cash
	GAAP	Sales Discount	Non-GAAP
Revenues	$16,721	$130	$16,851
Gross profit	11,720	130	11,850
Net income	203	130	333
Earnings per share:
Basic		$130 to revenues
	$0.01	used in calculation	$0.01
Diluted		$130 to revenues
	$0.01	used in calculation	$0.01

Six months ended June 30, 2005

		Reconciliation:
		Add Back Non-Cash
	GAAP	Sales Discount	Non-GAAP
Revenues	$40,580	$913	$41,493
Gross profit	28,287	913	29,200
Net income	2,440	913	3,353
Earnings per share:
Basic		$913 to revenues
	$0.06	used in calculation	$0.09
Diluted		$913 to revenues
	$0.06	used in calculation	$0.09

Six months ended June 30, 2004

		Reconciliation:
		Add Back Non-Cash
	GAAP	Sales Discount	Non-GAAP
Revenues	$32,231	$130	$32,361
Gross profit	22,318	130	22,448
Net income	(681)	130	(551)
Earnings per share:
Basic		$130 to revenues
	$(0.02)	used in calculation	$(0.01)
Diluted		$130 to revenues
	$(0.02)	used in calculation	$(0.01)

Reconciliation of fiscal 2005 guidance for GAAP Earnings Per Share and Non-GAAP Earnings Per Share

	Low end of range	High end of range
Non-GAAP Earnings Per Share	$0.20	$0.31
Non-cash sales discount	$0.07	$0.07

GAAP Earnings Per Share	$0.13	$0.24
The fiscal 2005 guidance constitutes forward-looking statements that involve risks and uncertainties that could cause actual results and outcomes to differ from what is expressed in those forward-looking statements. Please see the factors discussed relating to forward-looking statements contained in the press release filed as Exhibit 99.1 to this Report on Form 8-K.